Exhibit (h)(11)

               TENTH AMENDMENT TO THE TRANSFER AGENCY AGREEMENT



     AGREEMENT made by and between State Street Bank and Trust Company (the "Transfer Agent") and Sanford C. Bernstein Fund, Inc. (the "Fund").

     WHEREAS, the Transfer Agent and the Fund are parties to a Transfer Agency Agreement dated October 12, 1988, as amended to date (the "Transfer Agency Agreement");

     WHEREAS, the Transfer Agent and the Fund desire to amend the Transfer Agency Agreement to clarify that, with respect to the Tax-Managed International Portfolio, the Transfer Agency Agreement applies only to the Tax-Managed International Class of such portfolio and that with respect to the International Portfolio, the Transfer Agency Agreement applies only to the International Class of such portfolio;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Transfer Agent and the Fund hereby agree as follows:

     In accordance with Paragraph 10 of the Transfer Agency Agreement, with respect to the Tax-Managed International Portfolio, the Transfer Agency Agreement applies only to the Tax-Managed International Class of such portfolio and with respect to the International Portfolio, the Transfer Agency Agreement applies only to the International Class of such portfolio.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 16th day of December, 2003.

                                      SANFORD C. BERNSTEIN FUND, INC.


                                      By: /s/ Christina Morse
                                          ------------------------------------


                                      Name: Christina Morse

                                      Title: Assistant Secretary


                                      State Street Bank and Trust Company

                                      By: ---------------------------------

                                      Name:

                                      Title: